Exhibit 3.1

Delaware                            PAGE       1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “GPB AUTOMOTIVE PORTFOLIO, LP”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF JULY, A.D. 2013, AT 4:08 O’CLOCK P.M.

5362827 8100 130854709 You may verify this certificate online at corp.delaware.gov/authver.shtml
/s/ Jeffrey W.Bullock, secretary of state
Jeffrey W.Bullock, Secretary of state AUTHENTICATION: 0568074 DATE: 07-08-13

                State of Delaware

              Secretazy of State

          Division of Corporations

       Delivered 04:17 PM 07/08/2013

          FILED 04:08 PM 07/08/2013

      SRV 130854709 - 5362827 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GPB AUTOMOTIVE PORTFOLIO, LP

This Certificate of Limited Partnership of GPB Automotive Portfolio, LP (the “Partnership”), dated July 8, 2013, is being duly executed and filed by the undersigned general partner for the purpose of forming a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17.

1.	The name of the Partnership is GPB Automotive Portfolio, LP.

2.

The address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The name and mailing address of the general partner are as follows: GPB Capital Holdings, LLC 7004 Bee Caves Road, Bldg. 3, Suite 300 Austin, TX 78746

4.	Additional provisions relating to the formation and operations of the Partnership shall be set forth in the Limited Partnership Agreement of GPB Automotive Portfolio, LP.

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IN WITNESS WHEREOF, the undersigned, the general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the date first written above.

GENERAL PARTNER:

GPB CAPITAL HOLDINGS, LLC

By:	/s/ David Gentile
Name:	David Gentile
Title:	Chief Executive Officer